UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TLGY ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2025

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced, TLGY Acquisition Corp. (“TLGY” or the “Company”) will hold an extraordinary general meeting of its shareholders on April 15, 2025 (the “Meeting”) to approve, among other things, the extension of time by which TLGY must complete an initial business combination (the “Extension” and such proposal to be presented at the Meeting, the “Extension Proposal”). On April 10, 2025, the Company announced that is has agreed to waive its right to withdraw up to $100,000 of interest from the Company’s trust account to pay dissolution expenses should the Company ultimately dissolve prior to the closing of its initial business combination, in the event that the Extension Proposal is approved at the Meeting.

Additional Information and Where to Find It

TLGY has filed a definitive proxy statement (the “Extension Proxy Statement”) to be used at in connection with the Meeting. TLGY has mailed the definitive Extension Proxy Statement and other relevant documents to its shareholders of record as of March 31, 2025. Investors and security holders of TLGY are advised to read the definitive Extension Proxy Statement, and any amendments thereto, because these documents will contain important information about the Extension and TLGY. Shareholders may obtain copies of the definitive Extension Proxy Statement and all other relevant documents that are filed or that will be filed by TLGY with the SEC, without charge, once available, at the SEC's website at www.sec.gov or by directing a request to: TLGY Acquisition Corp., 4001 Kennett Pike, Suite 302, Wilmington, DE 19807.

Forward-Looking Statements

This Current Report on Form 8-K (this “8-K”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Form 8-K are forward looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Investors are cautioned that forward-looking statements in this 8-K are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability of the parties to successfully negotiate and execute a definitive agreement relating to a proposed business combination, the satisfaction of the conditions precedent to closing any such transaction, market conditions, regulatory developments, the risks associated with the cryptocurrency industry in general, and those other factors discussed in TLGY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Risk Factors,” and other documents of TLGY filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Therefore, no reliance should be placed on these forward-looking statements, which speak only as of the date of this 8-K. TLGY undertakes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Participants in the Solicitation

TLGY and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension described herein under the rules of the SEC. Information about the directors and executive officers of TLGY and a description of their interests in TLGY are set forth in the Extension Proxy Statement, which can be obtained free of charge from the sources indicated above.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of TLGY, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: April 11, 2025	By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer